Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-221622) of Arsanis, Inc. of our report dated March 9, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, MA

March 9, 2018